UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 3, 2017

Textmunication Holdings Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-21202	58-1588291
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1940 Contra Costa Blvd. Pleasant Hill, CA	94523
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 925-777-2111

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

Effective July 3, 2017, our company and Auctus Fund, LLC (“Auctus”) entered into a Settlement Agreement and Mutual General Release (the “Settlement Agreement”). Pursuant to the Settlement Agreement, the parties agreed as follows:

●	We agreed to issue 550,000,000 shares of our common stock (the “Shares”) to Auctus in settlement of a Securities Purchase Agreement with Auctus dated July 22, 2016;

●	The Shares are subject to a Leak-Out Agreement, which provides that Auctus may publicly sell daily the greater of 4,910,714 shares or 20% of the average daily trading volume over the prior 10-day trading period; and

●	Upon receipt of the Shares and an irrevocable letter of instruction to our transfer agent, which was executed on July 3, 2017, the parties agreed to release each other from all claims.

The foregoing description is intended only as a summary of the material terms of the Settlement Agreement and Leak-Out Agreement and is qualified in its entirety by reference to the full Settlement Agreement and Leak-Out Agreement, copies of which are attached as Exhibits 10.1 and 10.2 to this Form 8-K and are hereby incorporated by reference herein.

Item 1.02 Termination of a Material Definitive Agreement

The information provided in Item 1.01 concerning the termination of a material definitive agreement is incorporated by reference in this Item 1.02.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
10.1	Settlement Agreement, dated June 23, 2017
10.2	Leak-Out Agreement, dated June 23, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Textmunication Holdings.

/s/ Wais Asefi
Wais Asefi
Chief Executive Officer
Date: July 10, 2017